Exhibit 21

List of Subsidiaries of Asia Green Agriculture Corporation

Asia Green Agriculture Corporation
a Nevada corporation
Sino Oriental Agriculture Group, Ltd.
a British Virgin Islands company
Misaky Industrial Limited
a Hong Kong company
Fujian Yada Group Co., Ltd.
a PRC company
Fujian Yaxin Food Co., Ltd. a PRC Company
Fujian Shengda Import&Export Co., Ltd. a PRC Company
Fujian Xinda Food Co., Ltd. a PRC Company
Shanghai Yada Green Food Co., Ltd. a PRC Company
Fuzhou Yada Green Food Co., Ltd. a PRC Company
Shixing Yada Forestry Development Co., Ltd. a PRC Company
Yudu Yada Forestry Co., Ltd. a PRC Company
Jianyang Yaxin Agriculture and Forestry Development Co., Ltd. a PRC Company

  Sino Oriental Agriculture Group Limited, our direct, wholly-owned subsidiary, a BVI corporation;

  Misaky Industrial Limited, our indirect, wholly-owned subsidiary, a Hong Kong corporation;

  Fujian Yada Group Co., Ltd., our indirect, wholly-owned subsidiary, a Chinese corporation;

  Fujian Yaxin Food Co., Ltd., our indirect, wholly-owned subsidiary, a Chinese corporation;

  Fujian Shengda Import & Export Co., Ltd., our indirect, wholly-owned subsidiary, a Chinese corporation;

  Fujian Xinda Food Co., Ltd., our indirect, wholly-owned subsidiary, a Chinese corporation;

  Shanghai Yada Green Food Co., Ltd., our indirect, wholly-owned subsidiary, a Chinese corporation;

  Fuzhou Yada Green Food Co., Ltd., our indirect, wholly-owned subsidiary, a Chinese corporation;

  Shixing Yada Forestry Development Co., Ltd., our indirect, wholly-owned subsidiary, a Chinese corporation;

  Yudu Yada Forestry Co., Ltd., our indirect, wholly-owned subsidiary, a Chinese corporation;

  Jianyang Yaxin Agriculture and Forestry Development Co., our indirect, wholly-owned subsidiary, a Chinese corporation.